                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                  MAXIMUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           (1) Title of each class of securities to which transaction applies:

                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:

                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:

                ------------------------------------------------------------
           (5)  Total fee paid:

                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.

           (1)  Amount Previously Paid:

                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:

                ------------------------------------------------------------
           (3)  Filing Party:

                ------------------------------------------------------------
           (4)  Date Filed:

                ------------------------------------------------------------

                                     [LOGO]

                            11419 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                                 (703) 251-8500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 6, 2001

    The 2001 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on Tuesday, March 6, 2001 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

        1. To elect three Class I Directors to serve until the 2004 Annual Meeting of Shareholders.

        2. To vote on a proposed amendment to the MAXIMUS 1997 Equity Incentive Plan to increase the number of shares of common stock of MAXIMUS as to which awards may be granted under the plan to 5,000,000 shares.

        3. To ratify the appointment of Ernst & Young LLP as the company's independent public accountants for the current fiscal year.

        4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    Shareholders of record at the close of business on January 2, 2001 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

    The board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors,

                                          David R. Francis, SECRETARY

January 25, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
General Information About Voting............................      1
Security Ownership of Management and Five Percent Owners....      2
Section 16(a) Beneficial Ownership Reporting Compliance.....      4
PROPOSAL 1: Election of Directors...........................      4
Board and Committee Meetings................................      8
Director Compensation.......................................      8
Certain Relationships and Related Transactions..............      8
Executive Compensation......................................     10
  Summary Compensation Table................................     10
  Option Grant Table........................................     11
  Fiscal Year-End Option Values.............................     12
Executive Employment Agreements.............................     12
Report of the Board of Directors and Compensation
  Committee.................................................     13
Report of the Audit Committee...............................     15
Compensation Committee Interlocks and Insider
  Participation.............................................     16
Stock Performance Graph.....................................     16
PROPOSAL 2: Amendment to the 1997 Equity Incentive Plan.....     17
PROPOSAL 3: Ratification of Selection of Independent Public
  Accountants...............................................     19
Shareholder Proposals.......................................     19
Other Materials.............................................     19
APPENDIX A--Charter of the Audit Committee of the Board of
  Directors.................................................    A-1

                                PROXY STATEMENT

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2001 Annual Meeting of Shareholders to be held on Tuesday, March 6, 2001 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to shareholders on or about January 25, 2001.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on January 2, 2001. As of that date, 21,163,893 shares of common stock were outstanding. You are entitled to one vote for each share of common stock that you held at that date.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card (David V. Mastran, Raymond B. Ruddy and F. Arthur Nerret) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

    Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

    QUORUM. A quorum of shareholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

    NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the three proposals that are scheduled to be presented at the meeting is as follows:

                              PROPOSAL                                       REQUIRED VOTE
                              --------                                       -------------
-           Election of directors.                         For each nominee, a plurality of the votes cast
                                                           for or against such nominee.

-           Amendment to 1997 Equity Incentive Plan.       Affirmative vote of the holders of a majority of
                                                           the shares of common stock present or represented
                                                           at the meeting.

-           Ratification of the board's selection of       Affirmative vote of the holders of a majority of
            independent accountants.                       the shares of common stock present or represented
                                                           at the meeting.

    ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be considered present at the meeting for the purpose of constituting a quorum. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions AND is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote". Abstentions and broker non-votes will not count as votes for or against a matter determined by a percentage or plurality of votes cast. However, they will count as a vote against a matter determined by a percentage or plurality of the outstanding shares entitled to vote. As all of the matters scheduled to be voted on at the 2001 Annual Meeting will be determined by a plurality of the votes cast or a majority of the shares present or represented at the meeting, abstentions and broker non-votes will have no effect on the matters to be voted on at the meeting.

    DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. Aside from the election of directors, the proposed amendment to our 1997 Equity Incentive Plan and the ratification of our independent auditors, we do not know of any other proposal that may be presented at the 2001 Annual Meeting. However, if another matter is properly presented to the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date, or by voting in person at the annual meeting.

    EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

    The following table shows the number of shares of common stock beneficially owned as of January 2, 2001 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our directors and executive officers as a group.

    The number of shares beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right. Accordingly, this table includes shares that each person has the right to acquire on or before March 3, 2001. Unless otherwise indicated, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

    To compute the percentage ownership of a shareholder, the total number of shares deemed outstanding includes 21,163,893 shares that were outstanding on January 2, 2001, plus any shares the holder could acquire upon exercising any options exercisable on or before March 3, 2001.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------        --------
Waddell & Reed Investment Management Company................  1,634,236(1)        7.7%
  6300 Lamar Avenue
  P.O. Box 29217
  Shawnee Mission, KS 66201-9217
T. Rowe Price Associates, Inc...............................  1,270,300(2)        6.0
  100 East Pratt Street
  Baltimore, MD 21202
John McStay Investment Counsel, L.P.........................  1,243,240(3)        5.9
  70 Pine Street
  New York, NY 10270
Lazard Freres & Co. LLC.....................................  1,131,680(4)        5.3
  30 Rockefeller Plaza
  New York, NY 10012-6300
David V. Mastran............................................  6,768,513(5)       32.0
Raymond B. Ruddy............................................  2,681,787          12.7
Margaret Carrera............................................    812,420(6)        3.8
Lynn P. Davenport...........................................    216,375(7)        1.0
Susan D. Pepin..............................................    177,719(8)       *

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------        --------
George C. Casey.............................................    168,372(9)       *
Russell A. Beliveau.........................................    156,168(10)      *
Thomas A. Grissen...........................................    104,048(11)      *
Jesse Brown.................................................     25,000(12)      *
Peter B. Pond...............................................     20,150(12)      *
James R. Thompson, Jr.......................................          0          *
All directors and executive officers as a group (20           8,678,745(13)      40.0%
  persons)..................................................

------------------------

*   Percentage is less than 1% of all outstanding shares of common stock.

 (1) As of December 31, 2000, based upon disclosures made to us by the shareholder in response to a questionnaire prepared by us to solicit ownership information from the shareholder. Includes shares owned by open-ended investment companies or managed accounts advised or sub-advised by Waddell & Reed Investment Management Company.

 (2) As of December 31, 2000, based upon disclosures made to us by the shareholder in response to a questionnaire prepared by us to solicit ownership information from the shareholder. These shares are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. advises. T. Rowe Price Associates, Inc. has sole voting power over 420,900 of these shares.

 (3) As of December 31, 2000, based upon disclosures made to us by the shareholder in response to a questionnaire prepared by us to solicit ownership information from the shareholder. These shares are held in nominee name by John McStay Investment Counsel, L.P., as custodian for certain investment accounts that it manages.

 (4) As of January 4, 2001, based upon disclosures made to us by the shareholder in response to a questionnaire prepared by us to solicit ownership information from the shareholder. These shares are held in nominee name by Lazard Freres & Co. LLC, as custodian for certain investment accounts that it manages.

 (5) Includes (i) 62,129 shares and 6,194 shares issuable under stock options exercisable on or before March 3, 2001 held by Dr. Mastran's spouse,
    (ii) 1,800 shares held by Dr. Mastran's father who moved into Dr. Mastran's home during fiscal 2000, and (iii) 2,681,787 shares held by Mr. Ruddy, who, under a written agreement, must vote these shares in a manner consistent with instructions from Dr. Mastran until September 30, 2001. See "Executive Employment Agreements." Dr. Mastran does not, however, have dispositive power over Mr. Ruddy's shares.

 (6) Includes 300 shares issuable under stock options exercisable on or before March 3, 2001.

 (7) Includes 122,491 shares issuable under stock options exercisable on or before March 3, 2001. Also includes 1,250 shares held by Mr. Davenport's son.

 (8) Includes 117,959 shares issuable under stock options exercisable on or before March 3, 2001.

 (9) Includes 52,055 shares issuable under stock options exercisable on or before March 3, 2001.

(10) Includes 18,066 shares issuable under stock options exercisable on or before March 3, 2001. Also includes 137,146 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

(11) Includes 101,050 shares issuable under stock options exercisable on or before March 3, 2001.

(12) Consists of shares issuable under stock options exercisable on or before March 3, 2001.

(13) Includes 559,622 shares issuable under stock options exercisable on or before March 3, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our 2000 fiscal year our directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that:

    - a report for October 1999 by Ms. Carrera, reporting shares that were contributed to an exchange fund in return for an interest in the fund, was filed in January 2000;

    - an acquisition of shares in May 2000 by Robert Taggart, one of our officers, was reported on a Form 5 that was filed in November 2000; and

    - a report for August 2000 by Dr. Mastran, reporting shares that he indirectly acquired through his father, who moved into Dr. Mastran's home during fiscal 2000, was filed in January 2001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The board has fixed the number of directors at ten for the coming fiscal year. Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders. At the 2001 Annual Meeting, three Class I Directors will be elected to hold office for three years and until their successors are elected and qualified. The board has nominated Margaret Carrera, Peter B. Pond and James R. Thompson, Jr. for election as Class I Directors at the upcoming annual meeting. Ms. Carrera and Mr. Pond presently serve as directors of the company. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these three nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than three. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

    The following table contains biographical information about the nominees for Class I Director and current directors whose terms of office will continue after the annual meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of January 2, 2001, appears above under "Security Ownership of Management and Five Percent Owners."

NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS         DIRECTOR SINCE
------------                  --------------------------------------------------------  --------------
                                           NOMINEES FOR CLASS I DIRECTORS
                                           (PRESENT TERM EXPIRES IN 2001)

Margaret Carrera              Margaret Carrera has served as Vice-Chairwoman of our          1998
Age: 47                       board since our acquisition of the Carrera Consulting
                              Group in August 1998. Prior to that time, she had served
                              as President of the Carrera Consulting Group since its
                              founding in 1991. Ms. Carrera has over twenty years of
                              experience in management information systems. Prior to
                              the founding of the Carrera Consulting Group, she served
                              as West Region Director of Information Systems
                              consulting for the Public Sector with Ernst & Young and
                              Vice President of Bank Card Processing for Bank of
                              America. She has also held positions at Cambridge
                              Systems Group and Pacific Telephone. Ms. Carrera
                              received her M.B.A. in Finance from San Francisco State
                              University in 1980 and her B.A. in Mathematics and
                              Chemistry from United States International University in
                              1975.

Peter B. Pond                 Peter B. Pond has served as one of our directors since         1997
Age: 56                       his election by the board in December 1997. Mr. Pond is
                              a founder of ALTA Equity Partners LLC, a venture capital
                              firm, and has been a General Partner of the firm since
                              June 2000. Prior to that, Mr. Pond was a Principal and
                              Managing Director in the Investment Banking Department
                              at Donaldson, Lufkin & Jenrette Securities Corporation
                              in Chicago and was head of that company's Midwest
                              Investment Banking Group. Mr. Pond holds a B.S. in
                              Economics from Williams College and an M.B.A. in Finance
                              from the University of Chicago. He is also a director of
                              Navigant Consulting, Inc.

James R. Thompson, Jr.        James R. Thompson, Jr. has served as Chairman of the
Age: 64                       Chicago office of the law firm of Winston & Strawn since
                              January 1993. He joined the firm in January 1991 as
                              Chairman of the Executive Committee after serving four
                              terms as Governor of the State of Illinois from 1977
                              until January 1991. Prior to his terms as Governor, he
                              served as U.S. Attorney for the Northern District of
                              Illinois from 1971 to 1975. Governor Thompson has served
                              as the Chief of the Department of Law Enforcement and
                              Public Protection in the Office of the Attorney General
                              of Illinois, as an Associate Professor at Northwestern
                              University School of Law, and as an Assistant State's
                              Attorney of Cook County. He is a former Chairman of the
                              President's Intelligence Oversight Board. Governor
                              Thompson is currently a member of the boards of
                              directors of Jefferson Smurfit Group, Navigant
                              Consulting, Inc., Prime Retail, Inc., The Japan Society
                              (New York), Metal Management, Inc., Prime Group Realty
                              Trust, FMC Corporation, the Chicago Board of Trade and
                              Hollinger International. He serves on the Board of the
                              Museum of Contemporary Art, the Lyric Opera and the
                              Illinois Math & Science Academy Foundation. Governor
                              Thompson attended the University of Illinois and
                              Washington University, and he received his J.D. from
                              Northwestern University in 1959.

NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS         DIRECTOR SINCE
------------                  --------------------------------------------------------  --------------
                                 CLASS II DIRECTORS (PRESENT TERM EXPIRES IN 2002)

Russell A. Beliveau           Russell A. Beliveau has served as President of Investor        1995
Age: 53                       Relations at MAXIMUS since September 1998. Prior to
                              that, he served as the President of our Government
                              Operations Group from 1995 to 1998. Mr. Beliveau has
                              more than twenty years' experience in the health and
                              human services industry during which he has worked in
                              both government and private sector positions at the
                              senior executive level. Mr. Beliveau's past positions
                              include Vice President of Operations at Foundation
                              Health Corporation of Sacramento, California from 1988
                              through 1994 and Deputy Associate Commissioner
                              (Medicaid) for the Massachusetts Department of Public
                              Welfare from 1983 until 1988. Mr. Beliveau received his
                              M.B.A. in Business Administration and Management
                              Information Systems from Boston College in 1980 and his
                              B.A. in Psychology from Bridgewater State College in
                              1974.

Jesse Brown                   Jesse Brown has served as one of our directors since his       1997
Age: 56                       election by the board in September 1997. Mr. Brown, who
                              is currently President of Brown & Associates, Inc., an
                              international consulting company, served as Secretary of
                              Veteran Affairs under the Clinton Administration from
                              1993 until 1997, and as Executive Director of the
                              Washington office of Disabled American Veterans from
                              1989 to 1993. Mr. Brown is an honors graduate of Chicago
                              City College and also attended Roosevelt University in
                              Chicago and Catholic University in Washington, D.C.

George C. Casey               George C. Casey has served as President of the Spectrum-     1999
Age 56                        MAXIMUS Division since our acquisition of Spectrum
                              Consulting Group, Inc. in March 1998. Prior to that, he
                              had served as President of Spectrum since October 1986.
                              Before joining Spectrum in 1986, Mr. Casey worked as a
                              Partner for KMG Main Hurdman, an international public
                              accounting firm that later merged with KPMG Peat
                              Marwick. Mr. Casey has extensive experience in project
                              planning and management, procurement and contract
                              negotiations, and quality assurance reviews and
                              realignment. Mr. Casey earned a B.S./B.A. degree from
                              Northwestern University in 1966.

NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS         DIRECTOR SINCE
------------                  --------------------------------------------------------  --------------
                                 CLASS III DIRECTORS (PRESENT TERM EXPIRES IN 2003)

Lynn P. Davenport             Lynn P. Davenport has served as the President of our           1994
Age: 53                       Consulting Group since October 2000. Before that he was
                              President of our Human Services Division since he joined
                              MAXIMUS in 1991. He has over twenty-five years of health
                              and human services experience in the areas of
                              administration, productivity improvement, management
                              consulting, revenue maximization and management
                              information systems. Prior to joining us, Mr. Davenport
                              was employed by Deloitte & Touche, and its predecessor,
                              Touche Ross & Co., in Boston, Massachusetts, where he
                              became a partner in 1987. Mr. Davenport received his
                              M.P.A. in Public Administration from New York University
                              in 1971 and his B.A. in Political Science and Economics
                              from Hartwick College in 1969.

Thomas A. Grissen             Thomas A. Grissen has served as our Chief Operating            1999
Age: 41                       Officer since October 2000. Before that he was President
                              of our Government Operations Group since he joined
                              MAXIMUS in February 1999. Prior to that, he served as
                              the General Manager and Vice President of TRW from
                              January 1998. Mr. Grissen was President of BDM
                              International from April 1997 until joining TRW. Before
                              starting at BDM International, Mr. Grissen was a
                              principal and managing director of Unisys for sixteen
                              years. Mr. Grissen received his Executive M.B.A. from
                              Michigan State University and his B.A. in Business from
                              Central Michigan University.

David V. Mastran              David V. Mastran has served as our President and Chief         1975
Age: 58                       Executive Officer since he founded MAXIMUS in 1975.
                              Dr. Mastran received his Sc.D. in Operations Research
                              from George Washington University in 1973, his M.S. in
                              Industrial Engineering from Stanford University in 1966
                              and his B.S. from the United States Military Academy at
                              West Point in 1965.

Raymond B. Ruddy              Raymond B. Ruddy has served as Chairman of our board of        1985
Age: 57                       directors and as Vice President of MAXIMUS since 1985.
                              Mr. Ruddy was President of our Consulting Group from
                              1986 to September 2000. From 1969 until he joined
                              MAXIMUS, Mr. Ruddy served in various capacities with
                              Touche Ross & Co., including Associate National Director
                              of Consulting from 1982 until 1984 and the Director of
                              Management Consulting for the Boston, Massachusetts
                              office from 1978 until 1983. Mr. Ruddy received his
                              M.B.A. from the Wharton School of Business of the
                              University of Pennsylvania and his B.S. in Economics
                              from Holy Cross College.

BOARD AND COMMITTEE MEETINGS

    The board held six meetings during fiscal 2000.

    Our board has a standing Audit Committee that evaluates our independent auditors, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also assists the board with the selection of our independent auditors. The members of the audit committee are Messrs. Brown and Pond, each of whom is independent as defined by applicable New York Stock Exchange standards governing the qualifications of Audit Committee members. The Audit Committee held three meetings during fiscal 2000. The Audit Committee operates under a written charter adopted by the board on May 16, 2000, a copy of which is included as Appendix A to this proxy statement. See "Report of the Audit Committee" in this proxy statement.

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants. During fiscal 2000, the members of the Compensation Committee were Dr. Mastran and Mr. Ruddy. The Compensation Committee held one meeting during fiscal 2000. See "Report of the Board of Directors and Compensation Committee" in this proxy statement. On December 16, 2000, our board reconstituted the Compensation Committee, the current members of which are Messrs. Brown and Pond.

DIRECTOR COMPENSATION

    Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors. Outside directors are paid a fee of $2,500 for each board and committee meeting that they attend in person. During fiscal 2000, we paid Mr. Brown and Mr. Pond each $10,000 in directors' fees. We also paid Stephen Goldsmith, one of our former directors, $5,000 in directors' fees for meetings that he attended during fiscal 2000. For fiscal 2001, Mr. Pond will receive his outside director fees in the form of stock options valued on the basis of the Black-Scholes formula.

    Any director who is not a MAXIMUS employee is eligible to participate in our 1997 Director Stock Option Plan. Options under the Director Stock Option Plan are automatically granted to an eligible director upon the election or re-election of the director. Under the plan, each option consists of 5,000 shares of common stock for each year of the term of office to which the director is elected, with any period of term of office less than a year deemed a full year. The option becomes exercisable for 5,000 shares immediately upon grant and, if the grant is for more than 5,000 shares, then it also becomes exercisable for an additional 5,000 shares at each subsequent annual shareholders meeting during which the optionee is an eligible director and shares remain unvested under the option. Options granted under the Director Stock Option Plan have a ten-year term. The exercise price for each option is equal to our common stock's last sale price on the trading day immediately preceding the date of grant, as reported on the New York Stock Exchange. Currently, the only eligible directors are Messrs. Brown and Pond. If elected to the board, Governor Thompson will also be an eligible director under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Until June 2000, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) in Chicago. DLJ was a managing underwriter for our IPO in June 1997 and our second public offering of common stock in December 1998. We also employ DLJ Investment Management Corp. to manage our securities portfolio.

    Governor Thompson, who is a nominee to become one of our directors, is Chairman of the law firm of Winston & Strawn in Chicago. Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

    Donna Muldoon Mastran, our Chief Administrative Officer, is married to
Dr. Mastran, MAXIMUS's President and CEO and one of our directors. In fiscal year 2000, Mrs. Mastran received compensation of $170,000, composed of a base salary of $140,000 and a bonus of $30,000, and stock options to purchase 6,000 shares of common stock at an exercise price of $20.438 and 3,456 shares of common stock at an exercise price of $20.75 for her services.

    Keven L. Kvasnicka is employed by us as a Manager in our Office of Information Systems. Mr. Kvasnicka is married to Dr. Mastran's daughter. In fiscal year 2000, Mr. Kvasnicka received compensation of $86,000, composed of a base salary of $72,000 and a bonus of $14,000, and a stock option to purchase 1,613 shares of common stock at an exercise price of $20.75 for his services.

    Joseph L. Mastran, Dr. Mastran's brother, is employed by us as a Corporate Real Estate Specialist. In fiscal year 2000, Mr. Mastran received compensation of $64,000, composed of a base salary of $58,000 and a bonus of $6,000, and a stock option to purchase 691 shares of common stock at an exercise price of $20.75 for his services.

    Janis D. Mastran, a Manager in our Travel Division, is Dr. Mastran's sister-in-law. In fiscal year 2000, Ms. Mastran received compensation of $67,500, composed of a base salary of $57,500 and a bonus of $10,000, and a stock option to purchase 1,152 shares of common stock at an exercise price of $20.75 for her services.

    Fred E. Casey is employed by us as a Senior Manager in our Spectrum-MAXIMUS Division. Mr. Casey is the brother of George C. Casey, the President of Spectrum-MAXIMUS and one of our directors. In fiscal year 2000, Fred Casey received compensation of $115,500, composed of a base salary of $111,000 and a bonus of $4,500, and a stock option to purchase 518 shares of common stock at an exercise price of $20.75 for his services.

    Alan M. Casey is employed by us as a Manager in our Spectrum-MAXIMUS Division. Mr. Casey is the brother of George C. Casey. In fiscal year 2000, Alan Casey received compensation of $106,563, composed of a base salary of $100,000 and a bonus of $6,563, and a stock option to purchase 765 shares of common stock at an exercise price of $20.75 for his services.

    Peter R. Baylinson is employed by us as Financial Manager in our Government Operations Group. Mr. Baylinson is the brother of one of our executive officers, Ilene R. Baylinson, the President of our Federal Services Division. In fiscal year 2000, Mr. Baylinson received compensation of $81,600, composed of a base salary of $68,000 and a bonus of $13,600, and a stock option to purchase 1,567 shares of common stock at an exercise price of $20.75 for his services.

    Evan A. Baylinson is employed by us as a Senior Application Developer in our Office of Information Systems. Mr. Baylinson is the brother of Ilene R. Baylinson. In fiscal year 2000, Mr. Baylinson received compensation of $67,000, composed of a base salary of $56,000 and a bonus of $11,000, and a stock option to purchase 1,267 shares of common stock at an exercise price of $20.75 for his services.

    Ms. Carrera, Vice Chairwoman of our board, owns property in Sacramento, California where MAXIMUS operates. Ms. Carrera leases the property to MAXIMUS under a three-year lease. We paid $5,883.40 per month in rent under the lease in fiscal 2000, which amount has increased to $6,139.20 per month in fiscal 2001. During our 2000 fiscal year, Ms. Carrera received a total of $78,720 in rental payments from MAXIMUS, including prepaid rent and underpaid rent remaining due from fiscal 1999.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The table below provides compensation information for our CEO and our four other most highly compensated executive officers whose salary and bonus for the past fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                  ANNUAL          COMPENSATION AWARDS(3)
                                              COMPENSATION(1)     ----------------------
                                  FISCAL    -------------------         SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR      SALARY    BONUS(2)     UNDERLYING OPTIONS     COMPENSATION(4)
---------------------------      --------   --------   --------   ----------------------   ---------------
David V. Mastran...............    2000     $350,000      --            --                     --
  President and Chief Executive    1999      350,000      --            --                     --
  Officer                          1998      350,841      --            --                     --
Lynn P. Davenport..............    2000      320,000   $138,750            21,985(5)            $6,800
  President of Consulting Group    1999      311,538    174,500            10,468                7,733
                                   1998      275,000    170,000            10,198                6,400
Thomas A. Grissen (6)..........    2000      320,000     95,000            36,944(7)             8,250
  Chief Operating Officer          1999      181,944     70,000           204,199(8)             4,950
Susan P. Pepin.................    2000      290,000    112,500            16,460(9)             6,800
  President of Systems Planning    1999      275,000     60,000             3,599                7,733
  Division                         1998      240,000    100,000             5,999                6,400
Raymond B. Ruddy...............    2000      350,000      --            --                       6,800
  Chairman of the Board and        1999      350,000      --            --                       7,733
  Vice President                   1998      350,000      --            --                       6,400

------------------------

(1) Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the 2000 fiscal year.

(2) The bonuses shown for 2000 were earned in fiscal 2000, but paid on or about October 31, 2000. Similarly, bonuses earned in fiscal 1999 were paid on or about October 21, 1999, and bonuses earned in fiscal 1998 were paid on October 21, 1998.

(3) The figures shown for 1999 and 1998 represent options earned in fiscal 1999 and fiscal 1998, respectively, but granted in October 1999 and October 1998, respectively, unless otherwise indicated. The figures in this column for fiscal 1999 represent options to purchase common stock at an exercise price of $26.25 per share, unless otherwise indicated. The figures in this column for fiscal 1998 represent options to purchase common stock at an exercise price of $27.625 per share.

(4) The figures in this column represent the company's contribution to the employee's account under our 401(k) plan.

(5) Includes options to purchase 15,985 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(6) Mr. Grissen joined us in February 1999. The compensation information provided for fiscal 1999 only includes compensation that Mr. Grissen received from MAXIMUS during that year.

(7) Includes options to purchase 30,944 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(8) Includes options to purchase 4,199 shares of common stock at an exercise price of $26.25 per share granted in October 1999 and options to purchase 200,000 shares of common stock at an exercise price of $31.063 per share granted in February 1999.

(9) Includes options to purchase 12,960 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 3,500 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

    OPTION GRANT TABLE. The following table provides information for options granted to our CEO and our four other most highly compensated executive officers for fiscal year 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL
                                                       INDIVIDUAL GRANTS                      REALIZABLE VALUE OF
                                     ------------------------------------------------------         ASSUMED
                                                     PERCENT                                    ANNUAL RATES OF
                                     NUMBER OF       OF TOTAL                                     STOCK PRICE
                                     SECURITIES      OPTIONS                                   APPRECIATION FOR
                                     UNDERLYING     GRANTED TO     EXERCISE OR                  OPTION TERM (1)
                                      OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   -------------------
NAME                                  GRANTED     IN FISCAL YEAR    ($/SHARE)       DATE         5%        10%
----                                 ----------   --------------   -----------   ----------   --------   --------
David V. Mastran...................     --           --               --           --            --         --
Lynn P. Davenport..................    10,468(2)        .64%         $26.250          (2)     $172,811   $437,937
                                        6,000(3)        .36           20.438          (3)       77,120    195,438
Thomas A. Grissen..................     4,199(2)        .26           26.250          (2)       69,319    175,668
                                        6,000(3)        .36           20.438          (3)       77,120    195,438
Susan D. Pepin.....................     3,599(2)        .22           26.250          (2)       59,414    150,566
                                        3,500(3)        .21           20.438          (3)       44,987    114,005
Raymond B. Ruddy...................     --           --               --           --            --         --

------------------------

(1) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. We based the values on the common stock's last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will benefit all shareholders proportionately.

(2) These options were granted on October 15, 1999 under our 1997 Equity Incentive Plan. Each option expires upon the earlier of three months after the officer's termination of employment or October 15, 2009.

(3) These options were granted on June 13, 2000 under our 1997 Equity Incentive Plan. Each option expires upon the earlier of three months after the officer's termination of employment or June 13, 2010.

    FISCAL YEAR-END OPTION VALUES. The following table provides information for exercisable and unexercisable stock options held by our CEO and our four other most highly compensated officers as of September 30, 2000:

                       FISCAL YEAR-END OPTION VALUES (1)

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING               VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                   AT FISCAL YEAR-END          AT FISCAL YEAR-END (2)
                                               ---------------------------   ---------------------------
NAME                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                           -----------   -------------   -----------   -------------
David V. Mastran.............................     --             --              --            --
Lynn P. Davenport............................    122,491         20,540      $2,273,150       $10,122
Thomas A. Grissen............................     51,050        159,149               0        10,122
Susan D. Pepin...............................    117,959         10,550       2,273,150         5,905
Raymond B. Ruddy.............................     --             --              --            --

------------------------

(1) No options were exercised during fiscal year 2000 by the officers named in the table.

(2) The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 30, 2000 ($22.125) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

    COMPENSATION. The five officers named in the compensation tables above have agreed to serve as officers of MAXIMUS under executive employment agreements. Under these agreements, each of the officers, except Mr. Grissen, is entitled to a minimum base salary as follows: Dr. Mastran, $350,000; Mr. Davenport, $220,000; Ms. Pepin, $220,000; and Mr. Ruddy, $350,000. Mr. Grissen's executive employment agreement set his initial base salary at $25,000 per month.
Mr. Grissen's salary is reviewed annually for adjustment. In addition, each of these officers is entitled to receive a year-end bonus that is consistent with our past practices under their employment agreements. Mr. Grissen's agreement provides for a target cash bonus of $100,000 after his first year of his employment with us if annual goals are accomplished. Mr. Ruddy's agreement provides that his aggregate compensation will not be less than Dr. Mastran's aggregate compensation.

    TERM AND TERMINATION. Under their employment agreements, Dr. Mastran's, Mr. Davenport's, Ms. Pepin's and Mr. Ruddy's employment terms began on June 18, 1997 and will continue until September 30, 2001. Mr. Grissen's employment term began on February 22, 1999 and continues through February 22, 2003. The employment term for each of these officers is subject to our right to terminate the officer's employment if he or she breaches any material duty or obligation to us or engages in other proscribed conduct.

    OTHER TERMS. Each employment agreement provides that the officer will not compete with us and will maintain our trade secrets in strict confidence. The agreements with Dr. Mastran, Mr. Davenport, Ms. Pepin and Mr. Ruddy restrict the officer's ability to sell or transfer his or her shares of common stock until June 19, 2001 (the fourth anniversary of our IPO). In addition, each of the officers named in the compensation tables, except Mr. Grissen, has in his employment agreement piggyback registration rights to include his shares of common stock in a registered offering of our shares. Mr. Ruddy agreed in his agreement to vote his shares of common stock in a manner consistent with instructions from Dr. Mastran until September 30, 2001.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    The Compensation Committee of MAXIMUS's Board of Directors establishes the cash compensation policies for the company's executive officers. The Compensation Committee is composed of Dr. Mastran, President and Chief Executive Officer, and Mr. Ruddy, Chairman of the Board of Directors and Vice President of MAXIMUS. The Board of Directors is responsible for approving the equity compensation of executive officers under the MAXIMUS 1997 Equity Incentive Plan. The Board and the Compensation Committee submit this report on compensation policies and actions during fiscal year 2000 with respect to Dr. Mastran, in his capacity as President and Chief Executive Officer of the company, and the four other most highly compensated executive officers whose combined salary and bonus for fiscal year 2000 exceeded $100,000, named in the compensation tables contained in this proxy statement.

    COMPENSATION PHILOSOPHY

    MAXIMUS bases its executive compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the company's long-term success. Through its compensation policy, MAXIMUS strives to provide total compensation that is competitive with other companies in comparable lines of business. The compensation program includes both motivational and retention-related compensation components. Effective individual performance that meets and exceeds the company's current plans and objectives is encouraged through bonus awards and stock option grants. Stock options are granted in order to link a meaningful portion of the compensation of the company's executives with the performance of the company's common stock.

    MAXIMUS endeavors to reward each executive's achievement of designated targets that relate to the company's annual and long-term performance, customer satisfaction and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, MAXIMUS believes that an effective compensation program also requires the application of judgment and subjective determinations of individual performance. Therefore, the Compensation Committee and Board apply their judgment to reconcile the program's objectives with the realities of retaining valued employees.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation, including stock options, will not be subject to this deduction limit. MAXIMUS currently intends to structure its stock options grants to executive officers in a manner that meets these performance-based requirements. The board will continue to assess the impact of Section 162(m) of the Code on the company's compensation practices and make appropriate adjustments if deemed necessary.

    EXECUTIVE COMPENSATION PROGRAM

    Annual compensation for the company's executives consists of three principal elements: base salary, cash bonus and stock options.

    BASE SALARY. Each of the four most highly compensated officers named in the Summary Compensation Table contained in this proxy statement receives an annual base salary under the terms of his or her employment agreement with the company. The Board approved Mr. Davenport's, Ms. Pepin's and Mr. Ruddy's employment agreements in 1997 and approved Mr. Grissen's employment agreement in 1999. A minimum annual base salary has been established for Mr. Davenport, Ms. Pepin and Mr. Ruddy in their employment agreements. The company sets the salaries or minimum salaries contained in each of the employment agreements by referring to the executive's salary history and by considering internal and external factors. At the beginning of each fiscal year, the Compensation Committee reviews the base salaries paid to Mr. Davenport, Mr. Grissen and Ms. Pepin. In 2000, the Compensation Committee adjusted the annual base salary for Mr. Davenport, Mr. Grissen and Ms. Pepin based upon individual performance, experience and the salaries paid to individuals in comparable positions with other companies.
Mr. Ruddy's compensation is set at the same level as Dr. Mastran's by the terms of Mr. Ruddy's employment agreement.

    CASH BONUS. Each of these officers, except Mr. Ruddy, also receives an annual cash bonus as a significant part of his or her annual compensation. In fiscal 2000, the cash bonuses paid to each of the other officers named in the Summary Compensation Table represented the following percentage of his or her total fiscal 2000 compensation: Mr. Davenport, 29.8%; Mr. Grissen, 22.4%; and Ms. Pepin, 27.5%. A target cash bonus has been established for Mr. Grissen by the terms of his employment agreement. The Compensation Committee determines the amount of the cash bonuses awarded to Mr. Davenport, Mr. Grissen, Ms. Pepin and the company's other officers based upon the company's financial performance and the officer's contribution to this performance. The Compensation Committee reviews and evaluates the performance of the executive's division or activity, the impact of that division or activity on the company and the skills and experience required for the job in assessing each executive's contribution to the company's success. The Compensation Committee also compares these factors with similar factors applied to other executives, both inside and outside of the company.

    EQUITY OWNERSHIP. MAXIMUS also provides long-term incentive compensation to its executives in the form of options to purchase common stock. The MAXIMUS stock option program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain important key executives, managers and individual contributors. The retention of key executives is essential to the company's growth and development.

    The stock options that the company grants have relatively long vesting periods. The retention value of these options is maximized, and the company's executive officers are provided with an incentive for longer-term success, through long vesting periods. Generally, stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant. If employees leave the company before their options vest, the unvested portions are forfeited. While MAXIMUS believes that these longer vesting periods are in the shareholders' best interest, the vesting periods may result in an increased number of outstanding options compared to companies with shorter vesting schedules.

    In general, the number of shares of common stock underlying the stock options granted to each executive reflects the significance of that executive's current and anticipated contributions to the company. At the end of each fiscal year, the company grants options to qualified employees at an exercise price equal to the fair market value per share of common stock on the date of the grant. In determining the 2000 fiscal year end option grants to the company's executives, the Compensation Committee considered the equity compensation policies of competitors and other privately-held and publicly-traded companies with similar capitalizations. MAXIMUS expects to continue to apply this philosophy to future grants of its stock options. Mr. Davenport, Mr. Grissen and Ms. Pepin received option grants in fiscal 2000, as shown in the Option Grants in Last Fiscal Year table contained in this proxy statement. Mr. Ruddy did not receive options grants in fiscal 2000.

    The value that may be realized from exercisable options depends upon whether the price of the company's common stock at any particular point in time accurately reflects the company's performance. However, each individual option-holder, and not the Board, makes the decision as to whether to exercise options that have vested in any particular year.

    DR. MASTRAN'S 2000 COMPENSATION

    Dr. Mastran's minimum base annual compensation is fixed at $350,000 by his employment agreement. His base compensation was not increased during fiscal 2000. When the Board approved Dr. Mastran's employment agreement, it set
Dr. Mastran's base salary at a level it believed was consistent with Dr. Mastran's salary history at the company. Dr. Mastran's employment agreement permits a large portion of his total compensation to be reflected by an annual bonus. The Compensation Committee is responsible for determining Dr. Mastran's annual bonus after the end of the fiscal year by evaluating the company's overall financial performance and Dr. Mastran's contribution to the company's performance. Despite Dr. Mastran's substantial contributions to the company's performance in fiscal 2000, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in the company.

                                          MAXIMUS, INC.
                                          BOARD OF DIRECTORS
                                          Russell A. Beliveau
                                          Jesse Brown
                                          Margaret Carrera
                                          George C. Casey
                                          Lynn P. Davenport
                                          Thomas A. Grissen
                                          David V. Mastran
                                          Peter B. Pond
                                          Raymond B. Ruddy

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of MAXIMUS's Board of Directors' primary function is to assist the Board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited financial statements, the systems of internal controls which management and the Board of Directors have established and the overall audit process. In the course of its oversight the Audit Committee of the Board has (i) reviewed and discussed with management the MAXIMUS audited financial statements for the fiscal year ended September 30, 2000, (ii) discussed with Ernst & Young LLP, MAXIMUS's independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

    Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the MAXIMUS Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          By the Audit Committee,
                                          Jesse Brown
                                          Peter B. Pond

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2000, the MAXIMUS compensation committee consisted of Dr. Mastran and Mr. Ruddy. Dr. Mastran has served as President, Chief Executive Officer and a director of the company since our incorporation in 1975.
Mr. Ruddy has served as the Chairman of our board and an officer of MAXIMUS since 1985.

    In addition, Messrs. Beliveau, Casey, Davenport and Grissen and Ms. Carrera are officers and employees of MAXIMUS. In their capacity as members of the board of directors, these individuals consider non-cash compensation matters.

    Until June 2000, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) in Chicago. As disclosed under the caption "Certain Relationships and Related Transactions" above, DLJ or its affiliates was a managing underwriter for our public offerings of common stock and has managed our securities portfolio. In his capacity as a member of the board of directors, Mr. Pond also considers non-cash compensation matters.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder return on our common stock since June 13, 1997, the date on which our common stock commenced trading on the New York Stock Exchange, with the cumulative total return for the NYSE Stock Market Index (U.S. Companies) and the NYSE/ AMEX/NASDAQ SIC 8740-8749 Stocks Index (Management and Public Relations Services--U.S. Companies). This graph assumes the investment of $100 on June 13, 1997 in MAXIMUS's common stock, the NYSE Stock Market Index and the NYSE/AMEX/NASDAQ SIC 8740-8749 Stocks Index and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         MAXIMUS, INC.  NEW YORK STOCK EXCHANGE - U.S.  MANAGEMENT AND PUBLIC RELATIONS SERVICES COMPANIES - U.S.
6/13/97        $100.00                         $100.00                                                    $100.00
9/30/97        $160.76                         $107.76                                                    $123.97
9/30/98        $169.45                         $112.15                                                     $97.60
9/30/99        $166.32                         $133.88                                                     $86.07
9/30/00        $122.92                         $153.31                                                     $61.17

                                                         6/13/97    9/30/97    9/30/98    9/30/99    9/30/00
                                                         --------   --------   --------   --------   --------
MAXIMUS, Inc...........................................  $100.00    $160.76    $169.45    $166.32    $122.92
New York Stock Exchange--U.S...........................  $100.00    $107.76    $112.15    $133.88    $153.31
Management and Public Relations Services
  Companies--U.S.......................................  $100.00    $123.97    $ 97.60    $ 86.07    $ 61.17

            PROPOSAL 2: AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

GENERAL

    Our board of directors adopted the 1997 Equity Incentive Plan in January 1997 and our shareholders approved the plan in February 1997. The plan provides for the grant of stock-based awards to our employees and consultants that are capable of contributing significantly to our successful performance. Awards that may be granted under the plan include the following: stock options (both incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards. The plan is designed to attract and retain key employees and consultants and to provide an incentive for these individuals to achieve long-range performance goals. The plan enables our key employees and consultants to participate in our long-term growth.

    The plan provides for awards to be made for up to a total of 3,000,000 shares of MAXIMUS common stock. The number of shares available for awards under the plan is subject to adjustment for recapitalizations, reorganizations and similar capital changes that affect our common stock. In addition, we may grant options under the plan to the holders of outstanding options granted by an acquired company through the assumption or substitution of the acquired company's outstanding options. However, options issued in replacement of options assumed from an acquired company will not reduce the number of shares available for award under our plan. When we acquired the Carrera Consulting Group in August 1998, we granted options to purchase an aggregate of 135,869 shares of our common stock to the holders of outstanding options to purchase shares of Carrera's common stock as a result of our assumption of these options. Out of the options granted as a result of the assumption of the Carrera options, options to purchase 64,881 shares of our common stock have been cancelled and options to purchase 31,885 shares have been exercised.

    On June 13, 2000, the board of directors voted, subject to shareholder approval, to increase the number of shares of common stock available for awards under the plan to 4,500,000 shares, and on November 21, 2000, the board voted to further increase this number to 5,000,000 shares, subject to adjustment for recapitalizations, reorganizations and similar capital changes that affect our common stock. The board proposed this amendment in order to ensure that a sufficient number of shares of our common stock are available to be issued under the plan in the future. The board made the proposed amendment to the plan subject to shareholder approval. Accordingly, the proposal to increase the number of shares available under the Plan to 5,000,000 shares will be voted on at our 2001 annual meeting.

    As of January 2, 2001, we employed 2,870 individuals that were eligible to participate in the plan and had granted options to purchase an aggregate of 4,542,498 shares of our common stock, excluding the options granted in exchange for the options assumed from the Carrera option holders. Out of these granted options, options to purchase 290,349 shares had been cancelled, options to purchase 138,002 had been exercised and options to purchase an aggregate of 4,114,147 shares remained outstanding. We have never granted any stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards under the plan. The closing price of our common stock on January 2, 2001, as reported by the New York Stock Exchange, was $34.25.

ADMINISTRATION AND ELIGIBILITY

    Our board of directors has retained the authority to administer the Equity Incentive Plan. Awards are granted under the plan at the board's discretion. The board determines the recipients of awards and establishes the terms and conditions of each award, including the exercise price, the acceptable forms of payment of the exercise price, the number of shares underlying the award, the term and expiration date of the award and the award's vesting period. However, the exercise price of any incentive stock option granted under the plan may not be less than the fair market value of our common stock on the date that the option is granted. Furthermore, no incentive stock option may be granted under the plan after January 31, 2007, ten years from the date of the plan's adoption.

    The board delegated to our President and our Chairman of the Board, acting together, the power to grant options under the plan to our employees and consultants who are not "reporting persons" under Section 16 of the Securities Exchange Act of 1934, in amounts consistent with guidelines established by the board. The board based the guidelines for annual year-end option grants to non-reporting persons on the annual cash bonus approved for these individuals. Additionally, under the guidelines established by the board, the President and Chairman may not grant options in excess of 50,000 shares to any newly hired non-reporting person without the approval of the full board.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant of an incentive stock option (ISO) under the Equity Incentive Plan, nor upon the exercise of an ISO granted under the Plan.

    If an optionee does not dispose of shares issued to the optionee upon the exercise of an ISO both (i) within two years from the date that the ISO was granted, and (ii) within one year from the date that the optionee exercised the ISO, then any dollar amount realized on the sale of the shares in excess of the exercise price of the option will be taxed to the optionee as a long-term capital gain. Similarly, any loss sustained by the optionee in the sale of the shares will be treated as a long-term capital loss. In either situation, MAXIMUS will not be allowed a deduction on our federal income taxes. An optionee may incur an alternative minimum tax liability as a result of an adjustment in computing alternative minimum taxable income that will be caused by the exercise of the ISO.

    If an optionee disposes of shares acquired upon the exercise of an ISO prior to the expiration of either (i) the two-year period following the grant date, or
(ii) the one-year period following the exercise date, then the optionee will realize ordinary income in the year of the disposition in an amount equal to the excess (if any) of the fair market value of the shares when the ISO was exercised (or, if less, the amount realized in the sale of the shares) over the exercise price of the option. Any further gain realized by the optionee will be taxed as a short-term or long-term capital gain. A disposition of this nature is known as a "disqualifying disposition." MAXIMUS will be entitled to deduct from our federal income taxes the amount of ordinary income realized by an optionee, but not the amount of any additional realized short-term or long-term capital gain, in a disqualifying disposition of an ISO. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NONSTATUTORY STOCK OPTIONS. An optionee realizes no income when a nonstatutory stock option is granted. However, upon exercise of a nonstatutory option, an optionee realizes ordinary income in an amount equal to the excess (if any) of the fair market value of the shares on the date of the option exercise over the exercise price of the option. MAXIMUS will be entitled to deduct from our federal income taxes the amount of ordinary income realized by an optionee in the exercise of a nonstatutory option. Furthermore, any appreciation or depreciation occurring after the date of exercise of the nonstatutory option will be treated as a short-term or long-term capital gain or loss once the shares underlying the option are disposed of by the optionee. MAXIMUS will not be allowed a deduction on our federal income taxes as a result of a disposition of shares received upon exercise of a nonstatutory option.

VOTE REQUIRED

    The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve this proposed amendment to the Equity Incentive Plan. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

    PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Our board has selected the firm of Ernst & Young LLP, independent auditors, as our independent public accountants for fiscal year 2001. Although shareholder approval of the board's selection of Ernst & Young is not required by law, the board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider the selection of Ernst & Young.

    Ernst & Young examined the company's financial statements for fiscal year 2000. Representatives of Ernst & Young are expected to attend the annual meeting to respond to questions and will have the opportunity to make a statement if they desire.

VOTE REQUIRED

    The affirmative vote by the holders of a majority of the shares present, or represented by proxy, is required to ratify the selection of Ernst & Young. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not count as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

SHAREHOLDER PROPOSALS

    Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting. However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder's notice within 15 days after our notice or disclosure was given. A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

    Any proposal you intend to present at the 2002 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than September 27, 2001 if you wish to have it included in the proxy statement for that meeting.

    In addition, if we do not receive your proposal for presentation at the 2002 Annual Meeting by December 11, 2001, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2002 Annual Meeting.

OTHER MATERIALS

    Our annual report for fiscal year 2000 is being mailed to shareholders along with this notice and proxy statement on or about January 25, 2001. The annual report includes the Annual Report on Form 10-K for that fiscal year as filed with the SEC. We will furnish you with a copy of the exhibits to the Annual Report on Form 10-K upon receiving your written request and payment of an appropriate processing fee. If you would like to receive these materials, you should send your written request to the Corporate Secretary, MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190. Please make any request prior to February 13, 2001 so that we will have time to send you the materials prior to the annual meeting.

                                          By Order of the Board of Directors,
                                          David R. Francis, SECRETARY

January 25, 2001

                                   APPENDIX A

              CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

    The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. The Committee will review the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

    In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The outside auditor is ultimately accountable to the Board and the Committee. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

    This Charter shall be reviewed for adequacy on an annual basis by the Audit Committee.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the NYSE Requirements for a Qualified Audit Committee. Accordingly, all of the members will be directors:

    - Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

    - The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

    - The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

    - The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships or services and their impact on the outside auditor's independence, and recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

    - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  MAXIMUS, INC.

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 6, 2001

         The undersigned shareholder of MAXIMUS, Inc. (the "Company") hereby appoints David V. Mastran, Raymond B. Ruddy and F. Arthur Nerret, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 6, 2001, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (Continued and to be signed on the reverse side)

                                                              SEE REVERSE
                                                                  SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                  MAXIMUS, INC.
                                  March 6, 2001

                 Please Detach and Mail in the Envelope Provided
 ................................................................................
[X]    Please mark your
       votes as in this
       example.
                                  WITHHELD
                     FOR          from all
                 all nominees     nominees
1. Election of                                 Nominees:  Margaret Carrera
   Class I          [  ]           [  ]                   Peter B. Pond
   Directors.                                             James R. Thompson, Jr.


FOR, except vote withheld from the following nominee(s):
_______________________________________________________
_______________________________________________________
_______________________________________________________



                                                           FOR              AGAINST         ABSTAIN
2. To approve a proposed amendment to the MAXIMUS
   1997 Equity Incentive Plan to increase the number of    [  ]             [  ]            [  ]
   shares of MAXIMUS common stock as to which awards
   may be granted under the plan to 5,000,000 shares.
                                                           FOR              AGAINST         ABSTAIN
3. To ratify the selection of Ernst & Young LLP as
   independent public accountants.                         [  ]             [  ]            [  ]


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   MARK HERE FOR                             MARK HERE IF YOU
   ADDRESS CHANGE      [  ]                  PLAN TO ATTEND THE     [  ]
   AND NOTE BELOW                            MEETING

   Address change:_____________________________________________________________
   ____________________________________________________________________________

Signature_______________ Date_________ Signature________________ Date___________

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.